UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 10, 2015
________________________
EMC CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	1-9853	04-2680009
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

176 South Street Hopkinton, Massachusetts (Address of principal executive offices)		01748 (Zip Code)
Registrant's telephone number, including area code: (508) 435-1000

N/A
(Former Name or Former Address, if changed since last report)
________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of a Director

On January 10, 2015, the Board of Directors of EMC Corporation (“EMC” or the “Company”) elected José E. Almeida and Donald J. Carty as members of the Board, effective immediately. EMC’s Corporate Governance and Nominating Committee identified Messrs. Almeida and Carty through its process of outreach, including extensive independent search efforts as well as consideration of candidates recommended by shareholders, consistent with the Committee’s past practice. Elliott Management (“Elliott”) worked collaboratively with EMC to identify and review candidates. After thorough evaluation of candidate qualifications in light of the EMC Board’s criteria, the Committee recommended the appointment of Messrs. Almeida and Carty to the EMC Board.

In connection with the EMC Board’s decision to add the two new board members, Elliott has agreed to certain limited standstill and voting provisions through September 2015, including voting in favor of the Company’s proposed slate of directors at EMC’s 2015 Annual Meeting of Shareholders.

A copy of the press release announcing the election of Messrs. Almeida and Carty to the EMC Board of Directors is attached hereto as Exhibit 99.1.

The information in the Exhibit attached to this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1    Press release from EMC Corporation dated January 12, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMC CORPORATION

By:	/s/ Paul T. Dacier
Paul T. Dacier
Executive Vice President and General Counsel

Date:    January 12, 2015

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release from EMC Corporation dated January 12, 2015